Exhibit 99.1

CONTACT:	Sheilah Serradell
Depomed, Inc.
650-462-5900
sserradell@depomed.com

DEPOMED REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

MENLO PARK, Calif., April 29, 2010 — Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the first quarter ended March 31, 2010.

Revenue for the three months ended March 31, 2010 was $15.4 million compared to $9.9 million for the three months ended March 31, 2009.  The 56% increase in revenue year-over-year was primarily attributable to a $5.8 million increase in Glumetza product sales.

Operating expenses for the three months ended March 31, 2010 were $17.6 million compared to $19.0 million for the three months ended March 31, 2009.  The decrease in operating expenses was primarily attributable to $4.8 million decrease in research and development expenses and a $0.9 million decrease in other selling, general and administrative expenses, partially offset by a $4.3 million increase in promotion fee expense related to the company’s promotion agreement for Glumetza® (extended release metformin hydrochloride tablets) with Santarus, Inc. due to the increase in product sales.

Stock-based compensation expense was $0.5 million for the three months ended March 31, 2010 as compared to $0.7 million for the three months ended March 31, 2009.

Net loss for the three months ended March 31, 2010 was $3.8 million, or $0.07 per share, compared to net loss of $10.2 million, or $0.20 per share, for the three months ended March 31, 2009.

Cash, cash equivalents and marketable securities were $71.5 million as of March 31, 2010 compared to $81.8 million as of December 31, 2009.

“In the first quarter, we made significant advances in our development programs in DM-1796 for postherpetic neuralgia and SeradaTM for menopausal hot flashes.  Abbott Products Inc. filed an NDA for DM-1796 in March, and we look forward to the FDA’s acceptance of the NDA for filing later this quarter.  We received encouraging guidance on Serada’s development program in the quarter, and expect to initiate one additional Phase 3 clinical trial very soon,” noted Carl A. Pelzel, president and chief executive officer of Depomed.

First Quarter 2010 Highlights

•                  Commented on FDA guidance and plans for one additional Phase 3 clinical trial evaluating non-hormonal therapy for menopausal hot flashes (January 2010).

•                  Announced receipt of a $500,000 milestone payment from Covidien for the development of a second formulation (January 2010).

•                  Announced allowance of a U.S. patent covering gastric retentive Gabapentin dosage forms (February 2010).

•                  Announced submission of a New Drug Application forDM-1796 postherpetic neuralgia (March 2010).

Conference Call

Depomed will host a conference call today, Thursday, April 29, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with one product candidate through Phase 3 clinical development, another in Phase 3 clinical development, two approved products on the market and other product candidates in its early stage pipeline. Product candidate DM-1796 has completed Phase 3 clinical development and has been licensed to Abbott Products Inc. A New Drug Application for DM-1796 was filed with the FDA in the first quarter of 2010.  Product candidate SeradaTM is in Phase 3 clinical development for menopausal hot flashes. GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States. Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of Acuform-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  Additional information about Depomed may be found on its website, http://www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical development programs; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-Financial Tables Follow-

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

 (in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product sales	$12,601	$6,840
Royalties	88	464
License and milestone revenue	2,671	2,568
Total revenues	15,360	9,872
Costs and expenses:
Cost of sales	1,481	1,032
Research and development expense	5,187	10,021
Selling, general and administrative expense:
Promotion fee expense	8,879	4,544
Other selling, general and administrative	3,550	4,458
Total selling, general and administrative expense	12,429	9,002
Total costs and expenses	19,097	20,055
Loss from operations	(3,737)	(10,183)
Other income (expense):
Interest and other income	94	314
Interest expense	(183)	(285)
Total other income (expense)	(89)	29
Net loss before income taxes	(3,826)	(10,154)
Provision for income taxes	(1)	(1)
Net loss	$(3,827)	$(10,155)
Basic and diluted net loss per share	$(0.07)	$(0.20)
Shares used in computing basic and diluted net loss per share	52,298,726	51,207,540

DEPOMED, INC.

CONDENSED BALANCE SHEETS

 (in thousands, except share amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$7,424	$26,821
Marketable securities	51,527	42,922
Accounts receivable	6,276	4,933
Inventories	2,760	2,565
Prepaid and other current assets	2,634	1,185
Total current assets	70,621	78,426
Marketable securities, long-term	12,524	12,016
Property and equipment, net	871	942
Other assets	197	197
	$84,213	$91,581
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	14,452	15,222
Deferred product sales	1,594	1,635
Deferred license revenue	11,159	11,184
Other current liabilities	425	414
Current portion of long-term debt	3,859	3,747
Total current liabilities	31,489	32,202
Deferred license revenue, non-current portion	38,660	41,306
Long-term debt, net of current portion	1,160	2,170
Other long-term liabilities	143	177
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, no par value, 100,000,000 shares authorized; 52,354,402 and 52,200,358 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	188,756	187,895
Accumulated deficit	(176,029)	(172,202)
Accumulated other comprehensive gain	34	33
Total shareholders’ equity	12,761	15,726
	$84,213	$91,581

(1) Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.